                                                                   EXHIBIT 10.38

               FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
               -------------------------------------------------

     THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT ("Amendment") is made as of October __, 1995 between BENCHMARK CORPORATION OF DELAWARE, a Delaware corporation (the "Company") and RICHARD HUNSINGER (the "Executive").

                              W I T N E S S E T H:

WHEREAS, the Company and Executive are parties to a certain Executive Employment Agreement, dated as of May 1, 1993 (as amended and/or modified, the "Agreement");

WHEREAS, the Executive desires to continue his employment by the Company and the Company desires to continue the employment of the Executive; and

WHEREAS, the Company and the Executive desire to amend the Agreement as more particularly set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Amendments.
     ----------

     (a) The first sentence of Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

         1.1 Position and Duties. During the term of this Agreement, the
             -------------------
         Executive shall serve on a full-time basis as Senior Vice President of Sales and Marketing of the Company, with such powers and responsibilities as are customarily incident to such office.

     (b) The first sentence of Section 1.3(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

         (a) Subject to the termination provisions of Article II hereof, the initial term of this Agreement shall begin on May 1, 1993 and shall expire on November 6, 2000.

     (c) Section 1.4(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

         (a) Salary. During the term of this Agreement, the Company shall pay to
             ------
         the Executive a base salary (the "Base Salary") at the rate of not less than $145,000 per annum, which shall be subject to increase as provided in the following sentence. Every twelve months, the Base Salary shall be reviewed and increased by an amount equal to the product obtained by multiplying $145,000 by the percentage change in the CPI-U from the first full calendar month of the first year of the term to the first full calendar month of the subject year of the term. As used herein "CPI-U" shall mean "Consumer Price Index -- Seasonally Adjusted U.S. City Average For All Items For All Urban Consumers (1982-84 = 100)," published monthly in the "Monthly Labor Review" of the Bureau of Labor Statistics of the United States Department of Labor. If the base year "(1982-84 = 100)" or other base year used in computing the CPI-U is changed, the figures used in making the adjustment shall be changed accordingly, so that all increases in the CPI-U are taken into account notwithstanding any such change in the base year. In no event shall the percentage increase in the Base Salary for any year of the term be less than three and one-half percent (3.5%) of the Base Salary for the previous year. The Base Salary shall be payable in semi-monthly installments.

     (d) Section 1.4(c)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

         (ii) During the term of the Agreement, the Company shall provide the Executive with an automobile at the Company's expense.

     (e) A new sentence is hereby added to Section 1.5 of the Agreement to read in its entirety as follows:

         The Company shall, at its sole cost and expense, provide the Executive with satisfactory legal counsel to defend any action, suit or proceeding commenced against Executive during the term of this Agreement with respect to any antitrust matters related to Executive's employment with the Company.

     (f) Section 2.3 of the Agreement is hereby amended to delete paragraphs (b) and (e) thereof and the remaining paragraphs of Section 2.3 of the Agreement are hereby renumbered accordingly.

2.   Ratification and Confirmation.  The terms and conditions of the Agreement,
     -----------------------------
as amended by this Amendment, are hereby ratified and confirmed and shall continue in full force and effect.

3.   Miscellaneous. This Amendment shall have effect as of this date.  This
     -------------
Amendment may be executed in two or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original and in making proof of this Amendment it shall be necessary only to produce sufficient counterparts. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.



                                  /s/ Richard Hunsinger
                                 ------------------------------
                                 RICHARD HUNSINGER



                                 BENCHMARK CORPORATION OF
                                 DELAWARE

                                 By: /s/ Michael T. Kennedy
                                    ---------------------------
                                     Michael T. Kennedy
                                     President

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

        This Executive Employment Agreement ("Agreement") is made as of May 1st, 1993, by and between BENCHMARK CORPORATION OF DELAWARE (the "Company"), a Delaware corporation, and RICHARD HUNSINGER (the "Executive").

                                    RECITAL
                                    -------

        The purpose of this Agreement is to set forth the terms and conditions upon which the Executive shall be employed by the Company.

        NOW THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the Company and the Executive agree as follows:

                                   ARTICLE I
                             Employment Generally
                             --------------------

        1.1.  Position and Duties.  During the term of this Agreement, the
              -------------------
Executive shall serve on a full-time basis as Senior Vice President of Sales of the Company, with such powers and responsibilities as are customarily incident to such office. The Executive will diligently and competently perform such reasonable duties in connection with the business and affairs of the Company as may be assigned to him by the Board of Directors of the Company, which duties and responsibilities shall be consistent with his position as Senior Vice President of Sales and Marketing.

        1.2.  Obligations of Executive.
              ------------------------

              (a) The Executive shall abide by the rules, customs and usages from time to time reasonably established by the Company, shall devote his full business time, attention and energies to the business of the Company, and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except as permitted by Section 1.2(b).

              (b) The terms of this Section 1.2 shall not prevent the Executive from making passive investments of his assets in such form or manner as he chooses; provided, however, that the Executive shall not have any personal interest, direct or indirect, financial or otherwise, in any supplier to, buyer from, or competitor of the Company, or in any transaction between the Company and a supplier or buyer.

        1.3  Term
             ----

             (a) Subject to the termination provisions of Article II hereof, the initial term of this Agreement shall begin on May 1, 1993 and shall expire on June 30, 1996. Absent notice of termination given by either party not less than one hundred eighty days prior to the expiration of the initial term (or any successor term, as the case may be), this Agreement shall automatically renew for successive terms of twelve months.

       1.4.  Compensation and General Benefits.
             ---------------------------------

             (a)  Salary.  During the term of this Agreement, the Company shall
                  ------
pay to the Executive a base salary (the "Base Salary") at the rate of not less than $125,000 per annum. The Base Salary shall be payable in semi-monthly installments. The Base Salary shall be subject to review every twelve months for increase in the sole and absolute discretion of the Company's Board of Directors based on corporate policy and the Executive's performance.

             (b)  Bonus.  During the term of this Agreement, the Executive shall
                  -----
be eligible to participate in any incentive compensation program developed by the Company for its key employees.

             (c)  Benefits.
                  --------

                  (i) The Company may, in its discretion, determine to purchase insurance on the life of the Executive, with the Company as sole beneficiary. In such event, the Executive agrees to submit to reasonable medical examinations and otherwise reasonably to cooperate with the Company in connection with obtaining such insurance .

                 (ii) During the term of this Agreement, the Company shall, at its own option, either: (a) provide the Executive with an automobile at the Company's expense; or (b) reimburse the Executive a minimum amount of $600.00 per month for the costs of operating an automobile in the performance of his duties hereunder.

               (iii) The Executive shall be entitled to four weeks paid vacation during each year in which this Agreement is in effect.

                (iv) The Executive shall be entitled, during the term of this Agreement, to such other benefits of employment with the Company as are now or may hereafter be in effect for salaried officers and employees of the Company including without limitation such insurance, disability, medical and dental and other benefit plans or programs as are now or hereafter established or maintained by the Company for employees with duties comparable to those of the Executive.

     1.5. Expenses.  The Executive shall be reimbursed for the business, travel
          --------
and other expenses reasonably incurred by him in connection with the performance of his duties hereunder.

                                  ARTICLE II
                                  Termination
                                  -----------

     2.1. Disability.
          ----------

          (a) In the event that the Executive is unable substantially to perform his duties and responsibilities hereunder by reason of physical or mental illness, injury or incapacity ("Disability") for three (3) consecutive months or for an aggregate of more than six (6) months in any twelve (12) month period, during which time he shall continue to be compensated as provided in
Section 1.4 hereof, this Agreement may be terminated by the Company in accordance with the provisions of this Section 2.1. Upon such termination, the Company shall have no further liability or obligation to the Executive for compensation hereunder except for the payment of any amount to which the Executive may be entitled because of his participation in any incentive compensation program developed by the Company. In the event of a termination pursuant to this Section 2.1, the Executive will continue to be entitled to receive any payments prescribed under any of the Company's disability benefits plans under which he is covered. Termination of the Executive's employment pursuant to this Section 2.1 shall be effective thirty (30) days after the Company's written notice of termination by reason of Disability to the Executive. The Executive's Base Salary shall be paid through the effective date of termination.

           (b) If the Executive shall resume his duties within ninety (90) days after receipt of a notice of termination pursuant to Section 2.1(a) and continue to perform such duties for eight (8) consecutive weeks thereafter, this Agreement shall continue in full force and effect, without any reduction in salary or other benefits, and the notice of termination shall be considered null and void and of no effect.

      2.2. Death. This Agreement shall terminate upon the death of the Executive
           -----
and thereafter the Company shall have no liability or obligation to the Executive's estate hereunder, except for salary and other compensation earned by the Executive but not paid.

      2.3. Cause. Notwithstanding any other provision of this Agreement, the
           -----
Board of Directors of the Company may terminate this Agreement at any time for "Cause". For the purpose of this Agreement the term "Cause" shall mean with respect to the Executive: (a) a breach of the provisions of Section 3.1 or 3.2 of this Agreement; (b) any fraudulent or dishonest conduct; (c) conviction of a crime involving moral turpitude;
(d) chronic alcoholism or drug addiction; (e) indictment by a grand jury for commission of a felony unless such indictment is dismissed within sixty (60) days of its issuance; or (f) the refusal, for a period of time exceeding sixty
(60) days, to substantially perform the Executive's duties as set forth in
Section 1.1 of this Agreement after a demand for substantial performance has been delivered to the Executive by written notice of the Board of Directors of the Company which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties.


                                  ARTICLE III
                        Noncompetition; Confidentiality
                        -------------------------------

       3.1.  Noncompetition.
             --------------

             (a) During the term of this Agreement including any renewals hereto and for a period of two (2) years immediately following the termination of this Agreement, the Executive shall not, without the prior written consent of the Company, engage directly or indirectly in any business (either financially or as a shareholder, employee, officer, partner, independent contractor or owner, or in any other capacity calling for the rendition of personal services or acts of management, operation or control) which is competitive with the business of the Company in any geographical area in which such entity engages in business. Furthermore, the Executive agrees that for so long as this Agreement is in effect and for a period of two (2) years following the termination of this Agreement for any reason whatsoever, the Executive shall not hire, as employee, consultant, agent or otherwise, nor shall he solicit the participation in any business activity that is competitive with the business of the Company (as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant or in any other capacity) of any person who is an employee, consultant or agent of the Company, or who was such an employee, consultant or agent within one year preceding the date of the termination of the Executive's employment with the Company.

       3.2  Non-Disclosure.  The Executive recognizes and acknowledges that he
            --------------
will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Executive agrees that he will not, for any reason or purpose whatsoever, during or after the term of this Agreement, disclose any of such confidential information to any party without the express authorization of the Company except as necessary in the ordinary course of performing his duties hereunder. The Executive acknowledges and agrees that all papers, documents, writings and other materials produced by him or coming into his possession during his employment hereunder will at all times remain the property of the Company and upon termination of this Agreement the Executive shall surrender all such materials to the Company.

     3.3   Injunctive Relief; Consideration for Enforcement.
           ------------------------------------------------
           The Executive acknowledges that his compliance with the agreements in Sections 3.1 and 3.2 hereof is necessary to protect the goodwill and other proprietary interests of the Company and that during the performance of his duties under this Agreement he will become conversant with the affairs, trade secrets, customers and other proprietary information of the Company. The Executive acknowledges that a breach of his agreement in Sections 3.1 and 3.2 hereof will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and the Executive agrees that in the event of any breach of the aforesaid agreements, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper; provided, however, that the Company shall not be entitled to enforce the Executive's agreements in Section 3.1 hereof unless the Company shall first notify the Executive in writing of its intention to do so and, in consideration for the obligations of the Executive not to compete as provided in Section 3.1 hereof, the Company shall pay the Executive his Base Salary in accordance with the terms of Section 1.4(a) hereof for the period during which the Company elects to enforce the Executive's compliance with Section 3.1, which period shall not exceed two (2) years immediately following the termination of the Agreement. If the Company materially fails to comply with the payment obligation required by the preceding sentence as consideration for the Executive's agreement not to compete, then the Executive shall be entitled to compete.

     3.4. Severability. If any term or provision of this Article III shall be
          ------------
determined by a court of competent jurisdiction to be unenforceable because of the scope or duration thereof or the geographic area included therein, the parties hereto hereby expressly agree that the court making such determination shall have the power to reduce the scope and duration and restrict the geographical area of such term or provision which the court shall deem necessary to permit enforcement of such term or provision.

     3.5. Survival. The provisions of this Article III shall survive the
          --------
termination of this Agreement.


                                  ARTICLE IV
                       Miscellaneous General Provisions
                       --------------------------------

     4.1. Notices. Any notices, requests, demands and other communications
          -------
provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he had filed in writing with the Company or, in the case of the Company, at its principal executive offices.

     4.2. Non-Alienation. The Executive shall not pledge, hypothecate,
          --------------
anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary acts, or by operations of law.

     4.3. Waivers. No claim or right arising out of a breach or default under
          -------
this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent.
A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provision shall remain in full force and effect.


     4.4. Governing Law. The provisions of this Agreement shall be construed in
          -------------
accordance with the internal laws of the Commonwealth of Pennsylvania, without consideration of conflict of laws principles.

     4.5. Arbitration of All Disputes. Except as provided in Article III, any
          ---------------------------
controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the rules then obtaining of the American Arbitration Association and any decision made in accordance with such rules shall be binding on all parties in interest, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

     4.6. Amendment. Any amendment to this Agreement shall be effective only if
          ---------
in writing and signed by the parties hereto.

     4.7. Successors. This Agreement shall be binding upon and inure to the
          ----------
benefit of the Executive and his personal representatives, the Company and any persons or entities which succeed to all or substantially all of the business or property of the Company, by merger, consolidation, acquisition of assets or otherwise, including by operation of law.

     4.8. Headings. The section headings have been included herein for
          --------
convenience only and shall not be considered in interpreting this Agreement.

     4.9. Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same agreement.

     4.10. Entire Agreement.
           ----------------

           This Agreement constitutes the full and complete understanding and agreement of the Executive and the Company respecting the subject matter hereof, and supersedes all prior understandings and agreements, oral or written, express or implied.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed by a duly authorized officer, all as of the day and year first above written.

                                          /s/ Richard Hunsinger
                                         --------------------------
                                         RICHARD HUNSINGER


                                         BENCHMARK CORPORATION OF
                                         DELAWARE


                                      By: /s/ Michael T. Kennedy
                                         --------------------------
                                         MICHAEL T. KENNEDY,
                                         Chairman